                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                               ----------------

                                    FORM 8-K

                               ----------------

                            CURRENT REPORT PURSUANT
                         TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) DECEMBER 19, 1996

                            OFFSHORE LOGISTICS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                    DELAWARE
                 (STATE OR OTHER JURISDICTION OF INCORPORATION)

                 0-5232                                72-0679819
        (COMMISSION FILE NUMBER)          (I.R.S. EMPLOYER IDENTIFICATION NO.)

224 Rue de Jean P.O. Box 5C, Lafayette,                   70505
                   LA                                  (ZIP CODE)
    (ADDRESS OF PRINCIPAL EXECUTIVE
                OFFICES)

                                 (318) 233-1221
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

                                      N/A
         (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

  On December 19, 1996, Offshore Logistics, Inc. ("OLOG") acquired 49% of the common stock and a significant economic interest in Bristow Aviation Holdings Limited ("Bristow"). Bristow is incorporated in England and holds all of the outstanding shares in Bristow Helicopter Group Limited ("BHGL").

  Bristow was organized with three different classes of ordinary shares (common stock) having disproportionate voting rights. Caledonia Investments plc and its subsidiary, Caledonia Industrial & Services Limited, (collectively, "Caledonia"), OLOG and Mr. Andreas K.L. Ugland of Oslo, Norway (the "E.U. Investor"), a business affiliate of Bristow in a Norwegian helicopter services company, own 49%, 49% and 2% respectively, of Bristow's total outstanding ordinary shares, representing 37.5%, 37.5% and 25%, respectively, of the total voting rights.

  OLOG, Caledonia, the EU Investor and Bristow entered into a shareholders' agreement respecting, among other things, the composition of the board of directors of Bristow. Under such agreement, Caledonia has the right to appoint three directors, OLOG has the right to appoint two directors, the EU Investor is appointed a director and the seventh director is appointed from Bristow's management. On all matters coming before Bristow's board, Caledonia's appointees has a total of five votes and the four other directors have one vote each.

  These ownership and voting arrangements allow Bristow to satisfy The British Civil Aviation Authority (the "CAA") requirements that qualified European shareholders have majority ownership and control.

  OLOG paid (Pounds)80.2 million (approximately $132 million) in cash (funded from existing OLOG cash balances and the proceeds of 6% Convertible Subordinated Notes ("Notes") due 2003 and issued on December 17, 1996), $7.5 million of the Notes issued to Caledonia and 1,374,389 shares of Common Stock issued to Caledonia and BHGL's management on December 19, 1996. In addition, OLOG acquired (Pounds)5 million principal amount of BHGL's subordinated debt for cash of approximately $8.9 million including accrued interest. Caledonia received 1,300,000 shares of the Common Stock and BHGL's management received 74,389. OLOG provided Caledonia and BHGL's management with certain customary registration rights under U.S. securities laws respecting the resale of their shares of Common Stock (including the shares underlying the Notes issued to Caledonia).


  In addition to its ownership of 49% of Bristow's outstanding ordinary shares and (Pounds)5.0 million principal amount of Bristow's subordinated debt, OLOG acquired (Pounds)91 million (approximately $150 million) principal amount of subordinated unsecured loan stock (debt) of Bristow bearing interest at an annual rate of 13.5% and payable semi-annually. Bristow has the right to defer payment of interest on such debt until January 31, 2002. Any such deferred interest would also accrue interest at an annual rate of 13.5%.


  So long as Caledonia has a significant interest in the shares of Common Stock issued to it pursuant to the Master Agreement or maintains its voting control of Bristow, Caledonia will have the right to nominate two persons to the board of directors of OLOG and to replace any such directors so nominated. Initially, Caledonia has nominated Peter N. Buckley, its Chairman, and Jonathan H. Cartwright, Caledonia's Finance Director, to the OLOG board.

  Caledonia, OLOG and the EU Investor also entered into a put/call agreement whereunder, upon giving specified prior notice, OLOG has the right to buy all the Bristow shares held by Caledonia and the EU Investor, who, in turn, each has the right to sell such shares to OLOG. Under current U.K. law, OLOG would be required to find a qualified European investor to own any Bristow shares it acquired under the put/call agreement. The agreement fixes the put/call price of the shares at (Pounds)5.1 million (including (Pounds)4.9 million for Caledonia's shares and (Pounds)0.2 million for the EU Investor's shares), plus an additional amount equal to a compound annual return of 10% should either Caledonia or the EU Investor elect to sell its shares to OLOG or 12% should OLOG elect to buy such shares. OLOG has secured the fixed price of Caledonia's Bristow shares with U.K. government securities and guarantee to Caledonia the appropriate compound annual return thereon.

  OLOG will consolidate Bristow's results for financial reporting purposes. The economic interests of Caledonia and the EU Investor in Bristow will be limited, in effect, to the fixed put/call price for their respective shares plus a compound annual return.

  Caledonia will receive management fees from Bristow for as long as Caledonia owns its Bristow shares. Such management fees will be payable semiannually in advance and will total (Pounds)500,000 for the first year, (Pounds)900,000 for each of the second and third years and (Pounds)757,000 for each of the fourth and fifth years. If OLOG exercises its right to buy Caledonia's Bristow shares within the first five years following closing, then the full amount of the management fees for the remainder of the five-year period will be payable to Caledonia in a lump sum at the time of the purchase. If Caledonia exercises its right to sell its Bristow shares to OLOG, then no management fees would be payable after completion of the sale, unless (i) OLOG fails to purchase the shares, (ii) Caledonia exercised its right to sell following a sale by OLOG of its Bristow shares or (iii) OLOG is in breach of its obligations under the shareholders' agreement. If, at the end of five years from closing, neither the right to buy nor the right to sell has been exercised, then the management fees payable for each of the following two years will equal (Pounds)500,000. The EU Investor may also receive nominal management fees from Bristow as long as he owns Bristow shares.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

  (a) Financial statements of business acquired

  The financial statements for the acquired business, Bristow Helicopter Group Limited, for the periods required by Rule 3-05(b) of Regulation S-X are attached hereto as Annex A.

  (b) Pro forma financial information

  The pro forma financial information required pursuant to Article 11 of Regulation S-X is attached hereto as Annex B.

  (c) Exhibits

  2(l) Master Agreement dated December 12, 1996. The documents listed as
       "Annexures" in the Table of Contents of the Master Agreement are not included. The Registrant agrees to furnish supplementally a copy of any omitted Annexure to the Securitites and Exchange Commission upon request.


ITEM 9. SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S.

  On December 19, 1996, the Registrant issued $7.5 million of the Convertible Subordinated Notes due 2003 (the "Notes") to Caledonia in accordance with the Bristow transaction discussed in Item 2 of this Form 8-K. The Notes are convertible into common stock at any time on or after February 15, 1997, and prior to the close of business on December 15, 2003, at a conversion price of $22.86 per share, subject to adjustment in certain events. On such date, the Registrant also issued 1,374,389 shares of Common Stock to Caledonia and BHGL's management in the Bristow transaction. The Notes and Common Stock were issued pursuant to Regulation S under the Securities Act of 1933. Caledonia agreed not to make any disposition of its Notes or Common Stock in or into the United States prior to January 29, 1997 and BHGL's management agreed not to make any such dispositions of such Common Stock prior to January 29, 1998. Because two representatives of Caledonia are members of the Board of Directors of the Registrant, Caledonia may be deemed to be an "affiliate" of the Registrant.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                OFFSHORE LOGISTICS, INC.
                                          _____________________________________
                                                      (Registrant)


Date  January 3, 1997                     By      /s/ George M. Small
                                          _____________________________________
                                                     George M. Small
                                                   Vice President and
                                                 Chief Financial Officer

                                    ANNEX A

                        BRISTOW HELICOPTER GROUP LIMITED

                          INDEPENDENT AUDITORS' REPORT

The Stockholders'
Bristow Helicopter Group Limited

  We have audited the accompanying consolidated balance sheets of Bristow Helicopter Group Limited as at 31 December 1995 and 1994, and the related consolidated profit and loss accounts and cash flow statements for each of the years in the three year period ended 31 December 1995. These consolidated financial statements are the responsibility of the management of Bristow Helicopter Group Limited. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

  We conducted our audit in accordance with generally accepted auditing standards in the United Kingdom, which standards are substantially equivalent to auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Bristow Helicopter Group Limited as at 31 December 1995 and 1994, and the results of its operations and its cash flows for each of the years in the three year period ended 31 December 1995, in conformity with generally accepted accounting principles in the United Kingdom.

  Accounting principles generally accepted in the United Kingdom vary in certain respects from accounting principles generally accepted in the United States. Application of accounting principles generally accepted in the United States would have affected results of operations for each of the years in the three-year period ended 31 December 1995 and shareholders' funds as at 31 December 1995 and 1994, to the extent summarised in note 27 to the consolidated financial statements.

KPMG
Gatwick, England
15 April 1996

                        BRISTOW HELICOPTER GROUP LIMITED

                      CONSOLIDATED PROFIT AND LOSS ACCOUNT
              FOR THE YEARS ENDED 31 DECEMBER 1995, 1994, AND 1993

                                 NOTE     1995          1994          1993
                                 ---- ------------- ------------- -------------
                                      (Pounds)000'S (Pounds)000'S (Pounds)000'S
TURNOVER........................   2     144,212       143,316       174,279
                                        --------      --------      --------
  Other operating income........             115           390         1,346
  Raw materials and consumables.         (39,921)      (36,211)      (45,600)
  Staff costs...................   3     (52,123)      (55,124)      (58,670)
  Depreciation..................          (5,706)       (5,361)      (11,010)
  Other operating charges.......         (23,039)      (24,911)      (24,587)
                                        --------      --------      --------
OPERATING COSTS.................        (120,674)     (121,217)     (138,521)
                                        --------      --------      --------
OPERATING PROFIT................          23,538        22,099        35,758
  Profit on disposal of fixed
   assets.......................           5,999         1,107         1,684
                                        --------      --------      --------
PROFIT ON ORDINARY ACTIVITIES
 BEFORE INTEREST AND INVESTMENT
 RETURNS........................          29,537        23,206        37,442
  Loss from interests in
   associated undertakings......            (119)         (578)            6
  Amounts written off
   investments..................   8      (1,032)          133        (1,551)
  Profit on disposal of fixed
   asset investments............             --          1,240           --
  Other interest receivable and
   similar income...............             317           481         1,577
  Interest payable and similar
   charges......................   5     (12,646)      (12,948)      (16,294)
                                        --------      --------      --------
PROFIT ON ORDINARY ACTIVITIES
 BEFORE TAXATION................   4      16,057        11,534        21,180
  Tax on profit on ordinary
   activities...................   6      (5,300)       (2,936)       (1,567)
                                        --------      --------      --------
PROFIT ON ORDINARY ACTIVITIES
 AFTER TAXATION.................          10,757         8,598        19,613
  Minority interests............               2            20           (34)
                                        --------      --------      --------
RETAINED PROFIT FOR THE
 FINANCIAL YEAR.................  17      10,759         8,618        19,579
                                        ========      ========      ========

  The turnover and profit were derived from continuing operations.


        The accompanying notes are an integral part of these statements.

                        BRISTOW HELICOPTER GROUP LIMITED

                           CONSOLIDATED BALANCE SHEET
                          AT 31 DECEMBER 1995 AND 1994

                                                NOTE     1995          1994
                                                ---- ------------- -------------
                                                     (Pounds)000'S (Pounds)000'S
FIXED ASSETS
  Tangible assets.............................    7      60,986        52,400
  Investments.................................    8       1,223           542
                                                       --------      --------
                                                         62,209        52,942
                                                       --------      --------
CURRENT ASSETS
  Stocks......................................    9       5,464         5,480
  Debtors.....................................   10      24,858        25,447
  Own shares..................................   22       1,221            88
                                                       --------      --------
                                                         31,543        31,015
CREDITORS--amounts falling due within one
 year.........................................   11     (41,253)      (52,196)
                                                       --------      --------
NET CURRENT LIABILITIES.......................           (9,710)      (21,181)
                                                       --------      --------
TOTAL ASSETS LESS CURRENT LIABILITIES.........           52,499        31,761
CREDITORS--amounts falling due after more than
 one year.....................................   11     (83,190)      (74,975)
PROVISION FOR LIABILITIES AND CHARGES.........   15     (19,513)      (16,369)
                                                       --------      --------
                                                        (50,204)      (59,583)
                                                       ========      ========
CAPITAL AND RESERVES
  Called up share capital.....................   16      10,000        10,000
  Share premium account.......................   17       3,338         3,338
  Goodwill write-off reserve..................   17    (111,845)     (110,461)
  Profit and loss account.....................   17      48,249        37,484
                                                       --------      --------
SHAREHOLDERS' FUNDS...........................          (50,258)      (59,639)
MINORITY INTEREST.............................               54            56
                                                       --------      --------
                                                        (50,204)      (59,583)
                                                       ========      ========






        The accompanying notes are an integral part of these statements.

                        BRISTOW HELICOPTER GROUP LIMITED

               RECONCILIATION OF MOVEMENTS IN SHAREHOLDERS' FUNDS
                  YEARS ENDED 31 DECEMBER 1995, 1994 AND 1993

                                            1995          1994          1993
                                        ------------- ------------- -------------
                                        (Pounds)000'S (Pounds)000'S (Pounds)000'S
Profit for the financial year.........      10,759         8,618        19,579
Goodwill written off on acquisitions
 of an associated undertaking.........      (1,384)          --            --
Goodwill written off on acquisition of
 a minority interest in a subsidiary
 undertaking..........................         --              6           --
Net acquisition expenses written off..         --            --            (18)
Exchange adjustment...................           6          (127)          (19)
                                           -------       -------       -------
Net addition to shareholders' funds...       9,381         8,497        19,542
Opening shareholders' funds...........     (59,639)      (68,136)      (87,678)
                                           -------       -------       -------
Closing shareholders' funds...........     (50,258)      (59,639)      (68,136)
                                           =======       =======       =======

                 STATEMENT OF TOTAL RECOGNISED GAINS AND LOSSES

                                            1995          1994          1993
                                        ------------- ------------- -------------
                                        (Pounds)000'S (Pounds)000'S (Pounds)000'S
Profit for the financial year.........      10,759         8,618        19,579
Exchange adjustment...................           6          (127)          (19)
                                           -------       -------       -------
                                            10,765         8,491        19,560
Prior period adjustment...............         --            --         (2,031)
                                           -------       -------       -------
  TOTAL GAINS AND LOSSES RECOGNISED
   FOR THE YEAR.......................      10,765         8,491        17,529
                                           =======       =======       =======



        The accompanying notes are an integral part of these statements.

                        BRISTOW HELICOPTER GROUP LIMITED

                        CONSOLIDATED CASH FLOW STATEMENT
                  YEARS ENDED 31 DECEMBER 1995, 1994, AND 1993

                                 NOTES     1995          1994          1993
                                 ----- ------------- ------------- -------------
                                       (Pounds)000'S (Pounds)000'S (Pounds)000'S
NET CASH INFLOW FROM OPERATING
 ACTIVITIES....................    18      28,828        24,223        49,877
RETURN ON INVESTMENTS AND SER-
 VICING OF FINANCE.............
Interest received..............               317           474         1,497
Interest paid..................           (10,176)      (10,438)      (14,183)
Interest element of finance
 lease rental payments.........              (184)          --            --
Dividends received from associ-
 ated undertakings.............               --            --              3
                                          -------       -------       -------
Net cash outflow from returns
 on investment and servicing of
 finance.......................           (10,043)       (9,964)      (12,683)
TAXATION
  UK corporation tax paid......            (8,105)       (4,322)       (3,904)
  Overseas tax paid............            (1,931)       (1,921)       (2,480)
                                          -------       -------       -------
TAX PAID.......................           (10,036)       (6,243)       (6,384)
Investing activities...........
  Purchase of tangible fixed
   assets......................            (8,666)      (12,846)       (2,779)
  Purchase of investment.......            (3,643)         (915)         (516)
  Aircraft disposal proceeds...             6,447         1,077         1,051
  Sale of other tangible fixed
   assets......................               156            53         4,413
  Sale of investments..........               --          1,241           --
                                          -------       -------       -------
Net cash (outflow)/inflow from
 investing activities..........            (5,706)      (11,390)        2,169
                                          -------       -------       -------
Net cash inflow/(outflow) be-
 fore financing................             3,043        (3,374)       32,979
FINANCING
  Amount repaid on borrowings..    19      (2,000)      (11,000)      (45,500)
  Repayment of capital elements
   of finance lease rentals....    19        (785)          --            --
  Expenses relating to new
   financing and acquisition of
   subsidiary undertakings.....               --            --            (18)
                                          -------       -------       -------
Net cash outflow from financ-
 ing...........................            (2,785)      (11,000)      (45,518)
                                          -------       -------       -------
Increase/(Decrease) in cash and
 cash equivalents..............    20         258       (14,374)      (12,539)
                                          =======       =======       =======

        The accompanying notes are an integral part of these statements.

                        BRISTOW HELICOPTER GROUP LIMITED

                NOTES (forming part of the financial statements)

1. ACCOUNTING POLICIES

  The following accounting policies have been applied consistently in dealing with items which are considered material in relation to the Group's financial statements.

 Basis of preparation

  The financial statements have been prepared in accordance with applicable accounting standards and under the historical cost accounting rules on a going concern basis.

 Basis of consolidation

  The Group financial statements consolidate the accounts of Bristow Helicopter Group Limited and its subsidiary undertakings (see note 25). These financial statements are made up to 31 December 1995 and 1994. For associated undertakings the Group includes its share of profits and losses in the consolidated profit and loss account and its share of post acquisition accumulated retained profits or deficits in the consolidated balance sheet.

  The consolidated financial statements are based on accounts of subsidiary undertakings which are coterminous with those of the parent company and on accounts of associated undertakings which are coterminous with or end no more than three months before those of the parent company.

  Unless otherwise stated, the acquisition method of accounting has been adopted. Under this method, the results of subsidiary and associated undertakings acquired or disposed of in the period are included in the consolidated profit and loss account from the date of acquisition or up to the date of disposal. Goodwill arising on consolidation (representing the excess of the fair value of the consideration given over the fair value of the separable net assets acquired) is taken to a goodwill write-off reserve. Any excess of the aggregate of the fair value of the separable net assets acquired over the fair value of the consideration given (negative goodwill) is credited direct to reserves.

  On the subsequent disposal or termination of a previously acquired business, the profit or loss on disposal or termination is calculated after charging the gross amount of any related goodwill previously taken to reserves.

  The amount of the profit for the financial year dealt with in the financial statements of Bristow Helicopter Group Limited is disclosed in note 17 to these accounts.

 Turnover

  Turnover represents total revenue receivable for the period exclusive of VAT and intra-group transactions.

 Leased Assets

  Assets held under finance leases are treated as tangible fixed assets; depreciation is provided over the estimated useful life of the assets and the deemed capital element of future rentals is included under creditors. Deemed interest, calculated on a reducing balance basis, is charged as interest payable over the period of the lease.

  The rental costs arising from operating leases are charged against profit before interest as they arise.

                        BRISTOW HELICOPTER GROUP LIMITED

1. ACCOUNTING POLICIES (continued)


 Depreciation of Tangible Fixed Assets

  Depreciation is provided at rates calculated to write off the cost of the assets, less estimated residual value, either in the case of the Eurocopter AS332L, the new Sikorsky S76A + and the Bell 214ST helicopters, on a flying hour basis, or by equal instalments over their estimated useful economic life as follows:--

   Freehold buildings......................................... 0-40 years
   Freehold land.............................................. Not depreciated
   Long leasehold property.................................... over lease period
   Short leasehold property................................... over lease period
   Plant and equipment........................................ 3-10 years
   Vehicles................................................... 3-5 years
   Helicopters, aircraft and capital spares................... 8-15 years

 Research and Development

  Research and Development expenditure is written off against profits in the period in which it is incurred.

 Taxation

  The charge for taxation is based on the profit for the period and takes into account taxation deferred because of timing differences between the treatment of certain items for taxation and accounting purposes. Provision is made for deferred tax only to the extent that it is probable that an actual liability will crystallise.

 Provisions for Component Overhauls

  A provision for component overhauls is made on an hourly basis in respect of the major components of all twin-engine helicopters and certain fixed wing aircraft. Component overhauls in respect of the major components of single engine helicopters and certain fixed wing aircraft are charged to trading profit as costs are incurred.

 Foreign Currencies

  The trading results of overseas subsidiaries and associated companies are translated into sterling at average exchange rates for the period.

  Assets and liabilities denominated in foreign currencies are translated into sterling either at the rates ruling at the Balance Sheet date or, where there are related forward foreign exchange contracts, at contract rates. Exchange differences arising from the translation of the results of overseas subsidiaries and associated companies at average rates, and the re-translation of the opening net investments in overseas subsidiaries and associated companies, are dealt with in Group reserves. All other exchange differences are dealt with in the profit and loss account.

 Deep Discounted Loan Notes, Loan Stock and Term Loans

  The loans are stated in the Balance Sheet at cost plus accrued interest to date.

  Interest is allocated to the Profit and Loss Account at a constant rate over the term of the loan.

 Stocks

  Consumable spares and minor rotable stocks are stated at the lower of cost or net realisable value.

                        BRISTOW HELICOPTER GROUP LIMITED

1. ACCOUNTING POLICIES (continued)


  Work in progress and stocks for resale are valued at the lower of cost, inclusive of appropriate overheads, or net realisable value.

 Pension Costs

  The Group operates pension schemes providing benefits based on final pensionable pay. The assets of the schemes are held separately from those of the Group in an independently administered fund. Contributions to the scheme are charged to the profit and loss account so as to spread the cost of pensions over employees' working lives with the Group.

2. TURNOVER AND PROFIT ON ORDINARY ACTIVITIES BEFORE TAXATION

  Segmental reporting as required by Statement of Standard Accounting Practice No. 25 and analysis of turnover by geographical location and attributable market as required by the Companies Act 1985 have not been included in these financial statements as the Directors regard such disclosure as being seriously prejudicial to the interests of the business.

3. EMPLOYEE INFORMATION

 Staff numbers

  The average number of persons employed by the Group (including directors) during the year analysed by catagory, was as follows:

                                                                    NUMBER
                                                                 OF EMPLOYEES
                                                               -----------------
                                                               1995  1994  1993
                                                               ----- ----- -----
   Operating staff............................................ 1,435 1,563 1,656
   Management and administration..............................   270   292   308
                                                               ----- ----- -----
                                                               1,705 1,855 1,964
                                                               ===== ===== =====

 Staff costs

                                          1995          1994          1993
                                      ------------- ------------- -------------
                                      (Pounds)000'S (Pounds)000'S (Pounds)000'S
   Staff costs for the above
    persons--
     Wages and salaries..............    45,145        47,870        51,546
     Social Security costs...........     3,119         3,349         3,169
     Other pension costs (see note
      24)............................     3,859         3,905         3,955
                                         ------        ------        ------
                                         52,123        55,124        58,670
                                         ======        ======        ======

                        BRISTOW HELICOPTER GROUP LIMITED

3. EMPLOYEE INFORMATION (continued)


 Directors' remuneration

                                          1995          1994          1993
                                      ------------- ------------- -------------
                                        (Pounds)      (Pounds)      (Pounds)
   Directors' emoluments for the
    year (including pension
    contributions)..................     536,498       382,904       714,414
   Consideration paid to third par-
    ties in respect of directors'
    services........................      48,954        48,954        48,240
                                         -------       -------       -------
                                         585,452       431,858       762,654
                                         =======       =======       =======
   Fees and other emoluments dis-
    closed above (excluding pension
    contributions) include amounts
    paid to:
     The Chairman...................      16,320        16,320        16,080
                                         =======       =======       =======
     The highest paid director......     319,936       206,433       318,567
                                         =======       =======       =======

  Directors' emoluments (excluding pension contributions) were within the following ranges:

   (Pounds)      1 to
    (Pounds)  5,000.................           1           --            --
   (Pounds)  5,001 to
    (Pounds) 10,000.................         --              1           --
   (Pounds) 10,001 to
    (Pounds) 15,000.................           4             3             3
   (Pounds) 15,001 to
    (Pounds) 20,000.................         --              1             1
   (Pounds) 85,001 to
    (Pounds) 90,000.................         --              1           --
   (Pounds)135,001 to
    (Pounds)140,000.................           1           --            --
   (Pounds)145,001 to
    (Pounds)150,000.................         --            --              1
   (Pounds)155,001 to
    (Pounds)160,000.................         --            --              1
   (Pounds)205,001 to
    (Pounds)210,000.................         --              1           --
   (Pounds)315,001 to
    (Pounds)320,000.................           1           --              1

4. PROFIT ON ORDINARY ACTIVITIES BEFORE TAXATION

                                          1995          1994          1993
                                      ------------- ------------- -------------
                                      (Pounds)000'S (Pounds)000'S (Pounds)000'S
   Profit on ordinary activities be-
    fore taxation is stated after
    crediting:
     Profit on disposal of fixed as-
      set investments...............         --          1,240           --
     Rents receivable...............          68            70            70
   and after charging:
     Rentals paid under operating
      leases:
     --Aircraft hire................         659           820         1,400
     --Hire of plant and machinery..          71            59            70
     --Rentals of properties........         956           855           840
     Charitable donations...........          10             8             5
     Research and development expen-
      diture........................         --            261           332
     Remuneration of auditors:
     --Auditing the financial state-
      ments.........................         113           113           110
     --Other services...............          32            33            72

                        BRISTOW HELICOPTER GROUP LIMITED

5. INTEREST PAYABLE AND SIMILAR CHARGES


                                          1995          1994          1993
                                      ------------- ------------- -------------
                                      (Pounds)000'S (Pounds)000'S (Pounds)000'S
   On bank loans and overdrafts and
    other loans:
     Repayable within five years, by
      instalments....................     8,001         8,719        10,179
     Repayable wholly or partly in
      more than five years...........     4,037         4,037         6,039
                                         ------        ------        ------
                                         12,038        12,756        16,218
   Interest paid under finance
    leases...........................       272           --            --
   Other interest and similar
    charges..........................       336           192            76
                                         ------        ------        ------
                                         12,646        12,948        16,294
                                         ======        ======        ======

6. TAXATION

                                           1995          1994          1993
                                       ------------- ------------- -------------
                                       (Pounds)000'S (Pounds)000'S (Pounds)000'S
   United Kingdom corporation tax at
    33% on the profit for the year on
    ordinary activities
     Corporation tax--current year...      2,346           390         7,300
           --prior year..............       (204)           93          (970)
     Overseas tax--current year......      1,973         1,592         2,205
                                          ------        ------        ------
                                           4,115         2,075         8,535
   Double tax relief.................     (1,852)       (1,432)       (1,861)
   Deferred taxation--current year...      2,988         2,395        (1,761)
          --prior year...............        (79)          (75)       (3,351)
   Associated undertakings...........        128           (27)            5
                                          ------        ------        ------
                                           5,300         2,936         1,567
                                          ======        ======        ======

  The charge for taxation on the profit on disposal of fixed assets in the year was (Pounds)1,427,250 (years ended 31 December 1994 and 1993--(Pounds)354,746 and (Pounds)446,912 respectively).

                        BRISTOW HELICOPTER GROUP LIMITED

7. TANGIBLE ASSETS

                                                            PLANT
                                                          EQUIPMENT
                                  LAND AND                   AND
                                  BUILDINGS   AIRCRAFT*   VEHICLES      TOTAL
                                 ----------- ----------- ----------- -----------
                                 (Pounds)000 (Pounds)000 (Pounds)000 (Pounds)000
Cost
At 1 January 1994...............   13,163      138,629     46,211      198,003
Exchange adjustments............       19          --         (11)           8
Additions.......................      933       10,636      1,277       12,846
Disposals.......................       (2)      (2,020)    (1,057)      (3,079)
                                   ------      -------     ------      -------
At 31 December 1994.............   14,113      147,245     46,420      207,778
Exchange adjustments............      (12)         --          (7)         (19)
Additions.......................       13       13,422      1,475       14,910
Disposals.......................      (96)      (4,423)    (1,274)      (5,793)
                                   ------      -------     ------      -------
At 31 December 1995.............   14,018      156,244     46,614      216,876
                                   ======      =======     ======      =======
Depreciation
At 1 January 1994...............    7,571      105,277     40,231      153,079
Exchange adjustments............       11          --         (18)          (7)
Charge for the period...........      390        3,065      1,906        5,361
Disposals.......................       (1)      (2,020)    (1,034)      (3,055)
                                   ------      -------     ------      -------
At 31 December 1994.............    7,971      106,322     41,085      155,378
Exchange adjustments............       (6)         --           1           (5)
Charge for the period...........      377        3,713      1,616        5,706
Disposals.......................      (72)      (3,900)    (1,217)      (5,189)
                                   ------      -------     ------      -------
At 31 December 1995.............    8,270      106,135     41,485      155,890
                                   ======      =======     ======      =======
Net book value
At 31 December 1994.............    6,142       40,923      5,335       52,400
                                   ======      =======     ======      =======
At 31 December 1995.............    5,748       50,109      5,129       60,986
                                   ======      =======     ======      =======

--------
*  The Net Book Value of aircraft at 31 December 1995 includes
   (Pounds)8,929,835 in respect of aircraft acquired under finance leases (1994: (Pounds)3,075,656). Aircraft depreciation for the year to 31 December 1995 includes (Pounds)390,378 relating to these aircraft (1994:
   (Pounds)152,735). Aircraft additions in the year includes payments on account totalling (Pounds)7,025,484.

                                                         31 DECEMBER 31 DECEMBER
                                                            1995        1994
                                                         ----------- -----------
                                                         (Pounds)000 (Pounds)000
   The net book value of land and buildings comprises:
   Freehold............................................     3,065       3,151
   Leases with 50 years or more unexpired..............     1,063       1,076
   Leases with less than 50 years unexpired............     1,620       1,915
                                                            -----       -----
                                                            5,748       6,142
                                                            -----       -----
   Freehold land and buildings not depreciated included
    in above totals....................................     1,885       1,890
                                                            =====       =====

                        BRISTOW HELICOPTER GROUP LIMITED

8. INVESTMENTS

                                       ASSOCIATED
                                      UNDERTAKINGS          OTHER
                                 -----------------------  UNLISTED
                                   SHARES       LOANS    INVESTMENTS    TOTAL
                                 ----------- ----------- ----------- -----------
                                 (Pounds)000 (Pounds)000 (Pounds)000 (Pounds)000
Cost
At 1 January 1994..............       554         --         958        1,512
Additions......................       220         665         30          915
Disposals......................       --          --          (1)          (1)
Share of current period losses.      (609)        --         --          (609)
                                   ------       -----        ---       ------
At 31 December 1994............       165         665        987        1,817
Exchange adjustments...........       (23)        --         --           (23)
Additions......................     2,584       1,059        --         3,643
Goodwill written off on acqui-
 sition........................    (1,384)        --         --        (1,384)
Transfer to associated under-
 taking........................        20         --         (20)         --
Share of current period losses.      (247)        --         --          (247)
                                   ------       -----        ---       ------
At 31 December 1995............     1,115       1,724        967        3,806
                                   ------       -----        ---       ------
Provisions
At 1 January 1994..............       516         --         407          923
Provided (released) during the
 period........................      (381)        665         68          352
                                   ------       -----        ---       ------
At 31 December 1994............       135         665        475        1,275
Provided during the period.....       182       1,059         67        1,308
                                   ------       -----        ---       ------
At 31 December 1995............       317       1,724        542        2,583
                                   ------       -----        ---       ------
Net book value
At 31 December 1994............        30         --         512          542
                                   ------       -----        ---       ------
At 31 December 1995............       798         --         425        1,223
                                   ------       -----        ---       ------

  The net charge to the profit and loss account of (Pounds)1,032,000 (1994:
(Pounds)133,000) in respect of provisions against investments represents a charge of (Pounds)1,308,000 (1994: (Pounds)352,000) included above and a reduction in amounts included within creditors falling due within one year of (Pounds)276,000 (1994: (Pounds)485,000).

                        BRISTOW HELICOPTER GROUP LIMITED

8. INVESTMENTS (continued)

  The principal subsidiary undertakings and associated undertakings at 31 December 1995 are shown in note 25.

  Bristow Helicoptors Inc. and Bristow Helicopters Australia Pty. Ltd., have been treated as subsidiary undertakings due to the dominant influence of the Group over their affairs. During 1995 year the Group purchased an investment in Irish Helicopters Limited as part of a joint venture arrangement, which is accounted for as an associate.


9. STOCKS

                                             31 DECEMBER 1995 31 DECEMBER 1994
                                             ---------------- ----------------
                                              (Pounds)000'S    (Pounds)000'S
   Consumable spares, minor rotable spares
    and fuel................................      5,045            5,182
   Work in progress and stock for resale....        419              298
                                                  -----            -----
                                                  5,464            5,480
                                                  =====            =====

10. DEBTORS due within one year

                                               31 DECEMBER 1995 31 DECEMBER 1994
                                               ---------------- ----------------
                                                (Pounds)000'S    (Pounds)000'S
   Trade debtors..............................      20,428           21,960
   Amounts due from associated undertakings...       1,312              300
   Other debtors..............................       1,081            1,095
   Prepayments and accrued income.............       1,803            1,812
                                                    ------           ------
                                                    24,624           25,167
                                                    ------           ------
   --Amounts due after more than one year
   Prepayments and accrued income.............         234              280
                                                    ------           ------
                                                    24,858           25,447
                                                    ======           ======

11. CREDITORS

                                               31 DECEMBER 1995 31 DECEMBER 1994
                                               ---------------- ----------------
                                                (Pounds)000'S    (Pounds)000'S
   --Amounts falling due within one year
   Bank loan and overdrafts (see note 12)....        9,566           12,843
   Obligations under finance leases (see note
    13)......................................          431              --
   Payments received on account..............          522              623
   Trade creditors...........................       17,207           16,239
   Corporation tax...........................        4,186           11,849
   Other taxes and social security...........        1,678            1,311
   Other creditors...........................        4,326            6,076
   Accruals and deferred income..............        3,337            3,255
                                                    ------           ------
                                                    41,253           52,196
                                                    ======           ======

                        BRISTOW HELICOPTER GROUP LIMITED

                                               31 DECEMBER 1995 31 DECEMBER 1994
                                               ---------------- ----------------
                                                (Pounds)000'S    (Pounds)000'S
   --Amounts falling due after more than one
    year
   Bank loans and overdrafts (see note 12)...       24,895           24,099
   Obligations under finance leases (see note
    13)......................................        5,028              --
   Series A Guaranteed Deep Discount Loan
    Note 1997 (12.89%).......................       16,556           14,667
   Series B Guaranteed Deep Discount Loan
    Note 1998 (12.36%).......................        9,738            8,667
   Unsecured subordinated loan stock (see
    note 14).................................       26,973           27,542
                                                    ------           ------
                                                    83,190           74,975
                                                    ======           ======

12. BANK LOANS AND OVERDRAFTS

                                               31 DECEMBER 1995 31 DECEMBER 1994
                                               ---------------- ----------------
                                                (Pounds)000'S    (Pounds)000'S
   Bank overdraft.............................       1,326            1,584
   Term loan..................................      33,135           35,358
                                                    ------           ------
                                                    34,461           36,942
                                                    ======           ======
   Wholly repayable by instalments:
     Due within one year......................       9,566           12,843
     Due between one and five years...........      24,895           24,099
                                                    ------           ------
                                                    34,461           36,942
                                                    ======           ======

  The Term Loan is repayable by instalments up to 5 years. The interest rate attaching to the loan is linked to the London Inter-Bank Offered Rate (LIBOR) plus a variable margin, limited to a maximum rate of 12.6% on the first (Pounds)36m.

  The average rate of interest charged to the profit and loss account is 12.19%.

  The Term Loan is secured and details of its security are outlined in note 23.

13. OBLIGATIONS UNDER LEASES AND HIRE PURCHASE CONTRACTS

                                              31 DECEMBER 1995 31 DECEMBER 1994
                                              ---------------- ----------------
Obligations under finance leases fall due as
 follows:
  Within one year...........................         431             --
  Within two to five years..................       2,623             --
  Over five years...........................       2,405             --
                                                   -----             ---
                                                   5,459             --
                                                   =====             ===

                        BRISTOW HELICOPTER GROUP LIMITED

13. OBLIGATIONS UNDER LEASES AND HIRE PURCHASE CONTRACTS (continued)


  Annual commitments under non-cancellable operating leases are as follows:

                                LAND AND BUILDINGS                 PLANT AND MACHINERY
                         --------------------------------- ------------------------------------
                         31 DECEMBER 1995 31 DECEMBER 1994 31 DECEMBER 31 1995 31 DECEMBER 1994
                         ---------------- ---------------- ------------------- ----------------
                          (Pounds)000'S    (Pounds)000'S      (Pounds)000'S     (Pounds)000'S
                         ---------------- ---------------- ------------------- ----------------
Operating leases which
 expire:
  Within one year.......        17               73                573               --
  Within two to five
   years................       132              103                 20               500
  Over 5 years..........       837              811                 21                21
                               ---              ---                ---               ---
                               986              987                614               521
                               ===              ===                ===               ===

14. LOAN STOCK

                                             31 DECEMBER 1995 31 DECEMBER 1994
                                             ---------------- ----------------
                                              (Pounds)000'S    (Pounds)000'S
Repayable by instalments in more than five
 years:
  Unsecured subordinated loan stock.........      26,973           27,542
                                                  ======           ======

  The unsecured subordinated loan stock is repayable in four equal annual instalments commencing on 7 November 1998. The rates of interest range from 9.4% to 18.8%, the latter rate becoming effective in respect of a proportion of the loan stock with effect from 1 July 1993 and to the entirety of the loan stock with effect from 1 January 1994.

 The average rate of interest charged to the profit and loss account is 16.5%.

15. PROVISION FOR LIABILITIES AND CHARGES

                                        TAXATION      COMPONENT
                                        INCLUDING     OVERHAULS
                                        DEFERRED      AND SELF
                                        TAXATION    INSURED RISKS     TOTAL
                                      ------------- ------------- -------------
                                      (Pounds)000'S (Pounds)000'S (Pounds)000'S
   At 1 January 1994.................     2,051        12,591        14,642
   Utilised during year..............       --         (5,607)       (5,607)
   Charge for the year in the profit
    and loss account.................     2,320         5,014         7,334
                                          -----        ------        ------
   At 31 December 1994...............     4,371        11,998        16,369
   Utilised during year..............       --         (3,501)       (3,501)
   Charge for the year in the profit
    and loss account.................     2,910         3,735         6,645
                                          -----        ------        ------
   At 31 December 1995...............     7,281        12,232        19,513
                                          =====        ======        ======

  The amounts provided and not provided for deferred taxation are set out below:

                                  31 DECEMBER 1995            31 DECEMBER 1994
                             --------------------------- ---------------------------
                               PROVIDED     UNPROVIDED     PROVIDED     UNPROVIDED
                             ------------- ------------- ------------- -------------
                             (Pounds)000'S (Pounds)000'S (Pounds)000'S (Pounds)000'S
   Difference between accu-
    mulated depreciation
    and amortisation and
    capital allowances.....     10,002          --           8,348          --
   Corporation tax on
    chargeable gain rolled
    over...................      1,384          --           1,041          --
   Interest equalisation
    and other timing dif-
    ferences...............     (4,105)         --          (5,018)         --
                                ------         ----         ------         ----
                                 7,281          --           4,371          --
                                ======         ====         ======         ====


  The amounts provided are for other short term timing differences. All liabilities for deferred taxation have been provided for.

                        BRISTOW HELICOPTER GROUP LIMITED

16. SHARE CAPITAL

                                                      31 DECEMBER   31 DECEMBER
                                                     ------------- -------------
                                                         1995          1994
                                                         ----          ----
                                                     (Pounds)000'S (Pounds)000'S
   Authorised
     90,000,000 "A' Ordinary shares of 5p each......     4,500         4,500
     90,000,000 "B' Ordinary shares of 5p each......     4,500         4,500
     20,000,000 "C' Ordinary shares of 5p each......     1,000         1,000
                                                        ------        ------
                                                        10,000        10,000
                                                        ======        ======
   Allotted, called up and fully paid
     90,000,000 "A' Ordinary shares of 5p each......     4,500         4,500
     90,000,000 "B' Ordinary shares of 5p each......     4,500         4,500
     20,000,000 "C' Ordinary shares of 5p each......     1,000         1,000
                                                        ------        ------
                                                        10,000        10,000
                                                        ======        ======

17. RESERVES

                                                                     GOODWILL
                                                        PROFIT       WRITE-OFF
                                       SHARE PREMIUM   AND LOSS       RESERVE
                                       ------------- ------------- -------------
                                       (Pounds)000'S (Pounds)000'S (Pounds)000'S
   At 1 January 1994.................     13,138        28,993       (110,467)
   Capitalization of shares for bonus
    issue............................     (9,800)          --             --
   Exchange adjustment...............        --           (127)           --
   Profit for the year...............        --          8,618            --
   Acquisition of subsidiary.........        --            --               6
                                          ------        ------       --------
   At 31 December 1994...............      3,338        37,484       (110,461)
   Exchange adjustment...............        --              6            --
   Profit for the year...............        --         10,759            --
   Acquisition of associate..........        --            --          (1,384)
                                          ------        ------       --------
   At 31 December 1995...............      3,338        48,249       (111,845)
                                          ======        ======       ========

  The balance on the "Goodwill Write-off Reserve" represents the cumulative goodwill written off to reserves on the acquisition of subsidiary and associate undertakings up to 31 December 1995.

  The Group share of associated companies' reserves included in the above is (Pounds)141,540.

                        BRISTOW HELICOPTER GROUP LIMITED

18. NET CASH INFLOW FROM OPERATING ACTIVITIES

                                YEAR ENDED       YEAR ENDED       YEAR ENDED
                             31 DECEMBER 1995 31 DECEMBER 1994 31 DECMEBER 1993
                             ---------------- ---------------- ----------------
                              (Pounds)000'S    (Pounds)000'S    (Pounds)000'S
   Operating profit.........      23,538           22,099           35,758
   Depreciation charge......       5,706            5,361           11,010
   Net (loss)/profit of
    associates and
    minorities..............        (119)            (578)               6
   Decrease/(increase) in
    stocks..................          16             (619)             778
   (Increase)/decrease in
    debtors.................        (544)           1,575            2,147
   Increase/(decrease) in
    creditors and
    provisions..............         211           (3,469)             180
   Exchange movement........          20             (146)              (2)
                                  ------           ------           ------
   Net cash inflow from
    operating activities....      28,828           24,223           49,877
                                  ======           ======           ======

19. NET CASH FLOW FROM FINANCING

                                                                    OBLIGATIONS
                                                                   UNDER LEASES
                                                                     AND HIRE
                                    SHARE CAPITAL                    PURCHASE
                                 (INCLUDING PREMIUM)     LOANS       CONTRACTS
                                 ------------------- ------------- -------------
                                    (Pounds)000'S    (Pounds)000'S (Pounds)000'S
   Balance at 1 January 1993...        13,356           137,407          --
   Net cash outflow from fi-
    nancing during the year....           (18)          (45,500)         --
   Movement on interest
    accruals...................           --              3,168          --
                                       ------           -------        -----
   Balance at 31 December 1993.        13,338            95,075          --
   Net cash outflow from fi-
    nancing during the year....           --            (11,000)         --
   Movements on interest
    accruals...................           --              2,159          --
                                       ------           -------        -----
   Balance at 31 Decmeber 1994.        13,338            86,234          --
   Inception of finance lease
    contracts..................           --                --         6,244
   Net cash outflows from
    financing during the year..           --             (2,000)         --
   Capital element of finance
    lease rental payments......           --                --          (785)
   Movement on interest
    accruals...................           --              2,168          --
                                       ------           -------        -----
   Balance at 31 December 1995.        13,338            86,402        5,459
                                       ======           =======        =====

                             31 DECEMBER 1995 31 DECEMBER 1994 31 DECMEBER 1993
                             ---------------- ---------------- ----------------
                              (Pounds)000'S    (Pounds)000'S    (Pounds)000'S
   Loans comprise:
   Bank loans and overdraft
    due within one year.....       9,566           12,843           10,930
   Less bank overdraft......      (1,326)          (1,584)             --
   Creditors due after more
    than one year...........      78,162           74,975           84,145
                                  ------           ------           ------
                                  86,402           86,234           95,075
                                  ======           ======           ======

                        BRISTOW HELICOPTER GROUP LIMITED

20. CASH AND CASH EQUIVALENTS

  Analysis of changes in cash and cash equivalents during the year:

                                      31 DECEMBER   31 DECEMBER   31 DECEMBER
                                         1995          1994          1993
                                     ------------- ------------- -------------
                                     (Pounds)000'S (Pounds)000'S (Pounds)000'S
   Group
   Opening Balance..................    (1,584)        12,790        25,329
   Net cash inflow/(outflow) before
    adjustments for the effect of
    foreign exchange rate changes...       258        (14,267)      (12,456)
   Effect of foreign exchange rate
    changes.........................       --            (107)          (83)
                                        ------        -------       -------
   Balance of cash at bank and in
    hand/(bank overdraft) at 31
    December........................    (1,326)        (1,584)       12,790
                                        ======        =======       =======

21. CAPITAL COMMITMENTS

                                                      31 DECEMBER   31 DECEMBER
                                                         1995          1994
                                                     ------------- -------------
                                                     (Pounds)000'S (Pounds)000'S
   Group
   Contracted but not yet delivered.................       24          4,287
   Authorised but not contracted....................      842          1,934
                                                          ---          -----
                                                          866          6,221
                                                          ===          =====

22. OWN SHARES

  The Group set up an Employee Share Scheme shortly after the management buyout of the Group in November 1991 to enable employees to acquire shares in the Group. The shares are held on behalf of the participating employees by Bristow Nominees Limited, which acts at all times in accordance with the provisions of the Trust Deed and Rules of the Employee Share Scheme.

  The amount shown as "Own shares" under current assets in the balance sheet at 31 December 1995 of (Pounds)1,221,000 (at 31 December 1994--(Pounds)88,000)
represents the outstanding loan to Bristow Nominees Limited used to finance the repurchase of shares from leavers at the prevailing valuation. The total number of "C" ordinary shares of 5p each held by Bristow Nominees Limited at 31 December 1995 was 13,190,000.

23. CONTINGENT LIABILITIES

  The Company is party to an agreement dated 7 November 1991, guaranteeing the obligations of the Company and its subsidiary undertakings and charging its undertakings and property as security for such guarantees or obligations which have arisen or may arise pursuant to the bank loans and overdrafts, revolving and guarantee facilities, provided to the Company and its subsidiary undertakings by National Westminister Bank plc., The Governor and Company of the Bank of Scotland and 3i Group plc. On 31 December 1995 the amount due under the revolving and guarantee facilities was (Pounds)1.9 million (1994-- (Pounds)3.0 million).

24. PENSION SCHEME

  The Group pension schemes commenced on 31 January 1992. Prior to this date employees were members of pension schemes operated by The Bricom Group Limited. Independent actuaries have confirmed that the schemes were fully funded at the date of transfer from the Bricom Group Schemes to the Bristow Group Schemes and established the contribution rates to be adopted.

                        BRISTOW HELICOPTER GROUP LIMITED

  The Group pension schemes provide benefits based on final pensionable earnings. The assets of the schemes are held in separate trustee administered funds and contributions are invested independently of the Group's assets. The schemes are of the defined benefit type funded by contributions partly from employees and partly from Group companies at rates determined by independent actuaries on the basis of triennial valuations. The last actuarial assessment of the schemes was at 31 March 1995 which showed the market value of the schemes assets was (Pounds)76.7m. The level of funding being the actuarial value of assets expressed as a percentage of the benefits accrued to members, after allowing for future salary increases, was 96.7% at 31 March 1995. On the preliminary advice of the actuary, the Group has increased the employers contributions by a further one percent from 1 April 1995 to commence the elimination of this deficit.

  The main actuarial assumptions used to determine the level of contributions are that the long term annual rate of return on investments would be 2.75% in excess of annual increases in pensionable earnings and 5.5% in excess of annual increases to pensions.

  The charge for providing pension benefit for the year to 31 December 1995 was (Pounds)3,859,429 (31 December 1994--(Pounds)3,905,353).

                        BRISTOW HELICOPTER GROUP LIMITED

25. PRINCIPAL SUBSIDIARY AND ASSOCIATED UNDERTAKINGS

                                                 COUNTRY OF
                                                INCORPORATION SHARES HELD
   SUBSIDIARY UNDERTAKINGS                      REGISTRATION     CLASS    % HELD
   -----------------------                      ------------- ----------- ------
   Bristow Aviation Ltd........................   England     Ordinary     100
   Bristow Helicopters Ltd.....................   England     Ordinary     100
                                                              5% Non-
                                                              cumulative
                                                              preference   100
   Bristow Helicopters (Eastern) Ltd...........   England     Ordinary     100
   Bristow Helicopters (International) Ltd.....   England     Ordinary     100
                                                              Preference   100
   Bristow Helicopters Australia Pty. Ltd......   Australia   Ordinary      49
   Bristow Helicopters Inc.....................   U.S.A.      Ordinary     Nil
                                                              Non-voting   100
   Bristow Helicopters Malaysia Sdn. Bhd.......   Malaysia    Ordinary     100
   British Executive Air Services Ltd..........   England     Ordinary     100
   Bitsystem Ltd...............................   England     Ordinary     100
   British Island Airways (Guernsey) Ltd.......   Guernsey    Ordinary     100
   Caledonian Helicopters Ltd..................   England     Ordinary     100
   Helicopter Rentals Ltd......................   Bermuda     Ordinary     100
   Oxford Heli-Services Ltd....................   England     Ordinary     100
   PT Bristow Masayu Helicopters...............   Indonesia   Ordinary      80
   Bristow Helicopters Singapore Pte. Ltd. ....   Singapore   Ordinary     100
   United Helicopters Ltd......................   England     Ordinary     100
   Air Service Training Ltd....................   England     Ordinary     100
   Irish Helicopters Ltd                          Ireland     Ordinary      51
   ASSOCIATED UNDERTAKINGS
   -----------------------
   Bristow Helicopters (Nigeria) Ltd...........   Nigeria     Ordinary     40
   Bristow Caribbean Ltd.......................   Trinidad    Ordinary     40
   Norsk Helikopter A.S........................   Norway      Ordinary     49
   Holitalia SpA...............................   Italy       Ordinary     33

  All the companies in the Group provide services connected with air transport.


26. DIFFERENCES BETWEEN UNITED KINGDOM AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

  The financial statements are prepared in accordance with accounting principles generally accepted in the United Kingdom ("UK GAAP") which differ in certain respects from those generally accepted in the United States ("US GAAP"). The significant areas of difference affecting the financial statements of Bristow Helicopter Group Limited are described below.

 (a) Goodwill

  Under UK GAAP Bristow sets off goodwill arising on consolidation directly against retained earnings in the year of acquisition. Under US GAAP, goodwill arising on consolidation is capitalised on the balance sheet and then amortized over its useful life. Having considered all the relevant factors, Bristow have determined the expected useful life of goodwill to be 25 years.

                        BRISTOW HELICOPTER GROUP LIMITED

26. DIFFERENCES BETWEEN UNITED KINGDOM AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (continued)

 (b) Deferred taxation

  Under UK GAAP Bristow provides for deferred taxation using the liability method on all material timing differences to the extent that it is considered probable that the liabilities will crystallise in the foreseeable future. Under US GAAP as set out in Statement of Financial Accounting Standards ("FAS") No 109 "Accounting for Income Taxes", deferred taxation is provided for all temporary differences on a full liability basis.

 (c) Pensions

  Under UK GAAP Bristow accounts for pension costs in accordance with Statement of Standard Accounting Practice (SSAP) 24 on a long-term basis, spreading the expected pension costs over the service lives of employees, using assumptions as advised by an independent actuary.

  Under US GAAP, in accordance with FAS 87, "Employers' Accounting for Pensions" the cost of providing pensions is attributed to periods of service in accordance with the benefit formulas underlying the pension plans. The resultant projected benefit obligation is matched against the current value of the underlying plan assets and any unrecognised actuarial gains and losses in determining the pension cost or credit for the year.

 (d) Own share

  Under UK GAAP Bristow presents the outstanding loan to Bristow Nominees Limited used to finance the repurchase of shares from leavers as "Own shares" under current assets.

  Under US GAAP such loan would be presented as a reduction of shareholders' funds.

 (e) Statement of cash flows

  Under UK GAAP, cash flows are presented separately for operating activities, returns on investments and servicing of finance, taxation, investing activities and financing activities. Under US GAAP, cash flow activities are reported as operating activities, investing activities and financing activities. Cash flows from taxation and returns on investments and servicing of finance would, with the exception of dividends paid and cost of financing, be included as operating activities. The payment of dividends and cost of financing would be included under financing activities.

  Under UK GAAP, cash and cash equivalents include bank loans and overdrafts repayable within three months from the date of the advance. Under US GAAP such cash flow activities are included under financing activities.

                        BRISTOW HELICOPTER GROUP LIMITED

27. SUMMARY OF DIFFERENCES BETWEEN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES IN THE UNITED KINGDOM AND THE UNITED STATES.


  The approximate effects of the differences between UK GAAP and US GAAP on net income and shareholders' funds are as follows:

                                               YEAR ENDED 31 DECEMBER
                                      -----------------------------------------
                                          1995          1994          1993
                                      ------------- ------------- -------------
                                      (Pounds)000'S (Pounds)000'S (Pounds)000'S
                                      ------------- ------------- -------------
NET INCOME
  As reported in accordance with UK
   GAAP..............................    10,759         8,618        19,579
  Items increasing/(decreasing) net
   income
  Amortisation of goodwill...........    (4,539)       (4,539)       (4,539)
  Pensions...........................       653          (300)         (200)
  Deferred taxation..................      (215)           99            66
                                         ------        ------        ------
  Net income in accordance with US
   GAAP..............................     6,658         3,878        14,906
                                         ======        ======        ======


                                                                  AS AT 31
                                                                  DECEMBER
                                                               ----------------
                                                                1995     1994
                                                               -------  -------
SHAREHOLDERS' FUNDS
  As reported in accordance with UK GAAP...................... (50,258) (59,639)
  Items increasing/(decreasing) shareholders' funds...........
  Capitalisation of goodwill..................................  95,954   99,109
  Pensions....................................................  (4,547)  (5,200)
  Deferred taxation...........................................   1,501    1,716
  Own shares..................................................  (1,221)     (88)
                                                               -------  -------
  Shareholders' funds in accordance with US GAAP..............  41,429   35,898
                                                               =======  =======

                        BRISTOW HELICOPTER GROUP LIMITED

                 UNAUDITED CONSOLIDATED PROFIT AND LOSS ACCOUNT
                FOR THE PERIODS ENDED 30 SEPTEMBER 1996 AND 1995

                                                9 MONTHS ENDED  9 MONTHS ENDED
                                                30 SEPTEMBER 96 30 SEPTEMBER 95
                                                --------------- ---------------
                                                 (Pounds)000'S   (Pounds)000'S
TURNOVER.......................................     119,243         106,867
                                                   --------         -------
  Other operating income.......................         102              68
  Raw materials and consumables................     (35,426)        (28,748)
  Staff costs..................................     (41,026)        (38,668)
  Depreciation.................................      (4,444)         (4,125)
  Other operating charges......................     (20,575)        (17,679)
                                                   --------         -------
OPERATING COSTS................................    (101,369)        (89,152)
                                                   --------         -------
OPERATING PROFIT...............................      17,874          17,715
  Profit on disposal of fixed assets...........       1,359           5,950
                                                   --------         -------
PROFIT ON ORDINARY ACTIVITIES BEFORE INTEREST
 AND INVESTMENT RETURNS........................      19,233          23,665
  Loss from interests in associated
   undertakings................................          62            (345)
  Amounts written off investments..............        (409)           (518)
  Other interest receivable and similar income.         591             127
  Interest payable and similar charges.........      (9,441)         (9,876)
                                                   --------         -------
PROFIT ON ORDINARY ACTIVITIES BEFORE TAXATION..      10,036          13,053
  Tax on profit on ordinary activities.........      (3,436)         (4,307)
                                                   --------         -------
PROFIT ON ORDINARY ACTIVITIES AFTER TAXATION...       6,600           8,746
  Minority interest............................          --              --
                                                   --------         -------
RETAINED PROFIT FOR THE FINANCIAL YEAR.........       6,600           8,746
                                                   ========         =======

  The turnover and profit were derived from continuing operations.

                        BRISTOW HELICOPTER GROUP LIMITED

                      UNAUDITED CONSOLIDATED BALANCE SHEET
                   AT 30 SEPTEMBER 1996 AND 31 DECEMBER 1995

                           30 SEPTEMBER 1996 31 DECEMBER 1995
                           ----------------- ----------------
                             (Pounds)000'S    (Pounds)000'S
FIXED ASSETS
  Tangible assets.........       58,074            60,986
  Investments.............        1,300             1,223
                               --------          --------
                                 59,374            62,209
                               --------          --------
CURRENT ASSETS
  Stocks..................        5,628             5,464
  Debtors.................       31,484            24,858
  Cash at bank and in
   hand...................        2,860               --
  Own shares..............        2,919             1,221
                               --------          --------
                                 42,891            31,543
CREDITORS: AMOUNTS DUE
 WITHIN ONE YEAR..........      (48,646)          (41,253)
                               --------          --------
NET CURRENT LIABILITIES...       (5,755)           (9,710)
                               --------          --------
TOTAL ASSETS LESS CURRENT
 LIABILITIES..............       53,619            52,499
  Creditors: Amounts due
   after one year.........      (79,480)          (83,190)
  Provision for
   liabilities and
   charges................      (17,444)          (19,513)
                               --------          --------
NET ASSETS................      (43,305)          (50,204)
                               ========          ========
CAPITAL AND RESERVES
  Called up share capital.       10,000            10,000
  Share premium account...        3,338             3,338
  Goodwill write-off re-
   serve..................     (111,492)         (111,845)
  Profit and loss account.       54,849            48,249
                               --------          --------
SHAREHOLDERS' FUNDS.......      (43,305)          (50,258)
  Minority interest.......          --                 54
                               --------          --------
                                (43,305)          (50,204)
                               ========          ========

                        BRISTOW HELICOPTER GROUP LIMITED

                   UNAUDITED CONSOLIDATED CASH FLOW STATEMENT
                    PERIODS ENDED 30 SEPTEMBER 1996 AND 1995

                                              9 MONTHS ENDED    9 MONTHS ENDED
                                             30 SEPTEMBER 1996 30 SEPTEMBER 1995
                                             ----------------- -----------------
                                               (Pounds)000'S     (Pounds)000'S
NET CASHFLOW FROM OPERATING ACTIVITIES.....       17,007            21,795
                                                  ------            ------
RETURN ON INVESTMENT AND SERVICING OF FI-
 NANCE
  Interest received........................          591               127
  Interest paid............................       (7,361)           (8,494)
  Interest element of finance lease rental
   payments................................         (250)             (195)
                                                  ------            ------
NET CASH OUTFLOW FROM RETURNS ON INVESTMENT
AND SERVICING OF FINANCE...................       (7,020)           (8,562)
TAXATION...................................
  UK corporation tax paid..................         (191)           (7,922)
  Overseas taxation paid...................       (1,403)           (1,452)
                                                  ------            ------
TAX PAID...................................       (1,594)           (9,374)
INVESTING ACTIVITIES
  Purchase of tangible fixed assets........       (1,818)           (3,733)
  Purchase of investment...................          --             (2,123)
  Aircraft disposal proceeds...............        1,682             6,447
  Sale of other tangible fixed assets......          250               100
                                                  ------            ------
NET CASH INFLOW FROM INVESTING ACTIVITIES..          114               691
                                                  ------            ------
NET CASH INFLOW BEFORE FINANCING...........        8,507             4,550
FINANCING
  Amounts repaid on borrowings.............       (4,000)           (2,000)
  Repayment of capital element of finance
   lease rentals...........................         (321)             (679)
                                                  ------            ------
NET CASH OUTFLOW FROM FINANCING............       (4,321)           (2,679)
INCREASE IN CASH AND CASH EQUIVALENTS......        4,186             1,871
                                                  ======            ======

                        BRISTOW HELICOPTER GROUP LIMITED

                NOTES (forming part of the financial statements)


1. BASIS OF PRESENTATION

  The accompanying interim consolidated financial statements of Bristow Helicopter Group Limited as at 30 September 1996 and 31 December 1995 and for the nine months ended 30 September 1996 and 1995 are unaudited. In the opinion of management, all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the financial statements have been included therein. The results of these interim periods are not necessarily indicative of results for the year.

  For the purposes of these consolidated interim financial statements, certain information and disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United Kingdom have been omitted. These unaudited financial statements should be read in conjunction with the audited financial statements and notes thereto as at and for the year ended 31 December 1995.

2. DIFFERENCES BETWEEN UNITED KINGDOM AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

  The financial statements are prepared in accordance with accounting principles generally accepted in the United Kingdom ("UK GAAP") which differ in certain respects from those generally accepted in the United States ("US GAAP"). The significant differences are described below.

 (a) Goodwill

  Under UK GAAP Bristow sets off goodwill arising on consolidation directly against retained earnings in the year of acquisition. Under US GAAP, goodwill arising on consolidation is capitalized on the balance sheet and then amortised over its useful life. Having considered all the relevant factors, Bristow have determined the expected useful life of goodwill to be 25 years.

 (b) Deferred taxation

  Under UK GAAP Bristow provides for deferred taxation using the liability method on all material timing difference to the extent that it is considered probable that the liabilities will crystallise in the forseeable future. Under US GAAP, as set out in Statement of Financial Accounting Standards ("FAS") No 109 "Accounting for Income Taxes", deferred taxation is provided for all temporary differences on a full liability basis.

 (c) Pensions

  Under UK GAAP Bristow accounts for pension costs on a long-term basis, spreading the expected pension costs over the service lives of employees, using assumptions as advised by an independent actuary.

 Under US GAAP, in accordance with FAS 87, "Employers' Accounting for Pensions," the cost of providing pensions is attributed to periods of service in accordance with the benefit formulas underlying the pension plans. The resultant projected benefit obligation is matched against the current value of the underlying plan assets and any unrecognised actuarial gains and losses in determining the pension cost or credit for the year.

 (d) Own share

  Under UK GAAP Bristow presents the outstanding loan to Bristow Nominees Limited used to finance the repurchase of shares from leavers as "Own shares" under current assets.

  Under US GAAP such loan would be presented as a reduction of shareholders' funds.

                        BRISTOW HELICOPTER GROUP LIMITED

 (e) Statement of cash flows

  Under UK GAAP, cash flows are presented separately for operating activities, returns on investments and servicing of finance, taxation, investing activities and financing activities. Under US GAAP, cash flow activities are reported as operating activities, investing activities and financing activities. Cash flows from taxation and returns on investments and servicing of finance would, with the exception of dividends paid and cost of financing, be included as operating activities. The payment of dividends and cost of financing would be included under financing activities.

  Under UK GAAP, cash and cash equivalents include bank loans and overdrafts repayable within three months from the date of the advance. Under US GAAP such cash flow activities are included under financing activities.

3. SUMMARY OF DIFFERENCES BETWEEN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES IN THE UNITED KINGDOM AND THE UNITED STATES

  The approximate effects of the differences between UK GAAP and US GAAP on net income and shareholders' funds is as follows:

                                                       NINE MONTHS ENDED 30
                                                             SEPTEMBER
                                                    ---------------------------
                                                        1996          1995
                                                    ------------- -------------
                                                    (Pounds)000'S (Pounds)000'S
NET INCOME
  As reported in accordance with UK GAAP...........      6,600         8,746
  Items increasing/(decreasing) net income.........
  Amortisation of goodwill.........................     (3,404)       (3,404)
  Pensions.........................................        477           490
  Deferred taxation................................       (157)         (162)
                                                       -------       -------
  Net income in accordance with US GAAP............      3,516         5,670
                                                       =======       =======
                                                               AS AT
                                                    ---------------------------
                                                    SEPTEMBER 30, DECEMBER 31,
                                                        1996          1995
                                                    ------------- -------------
SHAREHOLDERS' FUNDS
  As reported in accordance with UK GAAP...........    (43,305)      (50,258)
  Items increasing/(decreasing) shareholders'
   funds...........................................
  Capitalisation of goodwill.......................     92,197        94,954
  Pensions.........................................     (4,070)       (4,547)
  Deferred taxation................................      1,344         1,501
  Own Shares.......................................     (2,919)       (1,221)
                                                       -------       -------
  Shareholders' funds in accordance with US GAAP...     43,247        41,429
                                                       =======       =======

                                    ANNEX B

        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

  The following unaudited pro forma condensed consolidated financial information is derived from the historical financial statements of OLOG and Bristow and certain assumptions deemed appropriate by the Company. The Unaudited Pro Forma Condensed Consolidated Statements of Income for the 12 months ended June 30, 1996 and the three months ended September 30, 1996 reflects (i) the Bristow Transaction and (ii) the issuance of the Notes and the application of the net proceeds therefrom, as if such transactions had occurred on July 1, 1995. The Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 1996 reflects such transactions as if they had occurred on September 30, 1996. The Unaudited Pro Forma Condensed Consolidated Financial Statements should be read in conjunction with the notes thereto and the historical financial statements of OLOG, including the notes thereto, included in the Company's Form 10-K and the historical financial statements of Bristow, including the notes thereto, included elsewhere herein.

  The pro forma adjustments to give effect to the various events described above are based upon currently available information and upon certain assumptions that management believes are reasonable. Bristow's historical financial data included in these pro forma statements have been restated to conform with U.S. GAAP. For a discussion of the principal differences between U.K. and U.S. GAAP, see Notes 26 and 27 to Bristow's Consolidated Financial Statements. The Bristow Transaction will be accounted for by the Company under the purchase method of accounting and the assets and liabilities of Bristow will be recorded at their estimated fair market values at the date of acquisition. The adjustments included in the Unaudited Pro Forma Combined Financial Statements reflect the Company's preliminary determination of these adjustments based upon available information. There can be no assurance that the actual adjustments will not vary significantly from the estimated adjustments reflected in the Unaudited Pro Forma Condensed Consolidated Financial Statements. Bristow's September 30, 1996 historical balance sheet was translated from British Pounds Sterling to U.S. Dollars using the exchange rate on that date of 1.5634. The income statements for the three months ended September 30, 1996 and 12 months ended June 30, 1996 were translated using a weighted average exchange rate of 1.5547 and 1.5475, respectively.

  The Unaudited Pro Forma Condensed Consolidated Financial Statements do not purport to be indicative of the financial position or results of operations that would actually have occurred if the transactions described had occurred as presented in such statements or that may be obtained in the future. In addition, future results may vary significantly from the results reflected in such statements due to general economic conditions, oil and gas commodity prices, the demand and prices for oil and gas related offshore transportation services, increases in the number of helicopters available for service, the exchange rate between U.S. Dollars and British Pounds Sterling, and several other factors, many of which are beyond the Company's control.

                   OFFSHORE LOGISTICS, INC. AND SUBSIDIARIES

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                             (DOLLARS IN THOUSANDS)

                            AS OF SEPTEMBER 30, 1996
                            ---------------------------
                                                                         PRO
                                OLOG        BRISTOW     ADJUSTMENTS     FORMA
                            ------------  ------------- -----------    --------
ASSETS
Current Assets:
  Cash, cash equivalents
   and investment in
   marketable securities...     $ 85,194     $   4,471   $(65,492)(a)  $ 24,173
  Restricted cash
   investment..............           --            --      7,662 (b)     7,662
  Accounts receivable......       29,662        49,222         --        78,884
  Inventories..............       26,896         8,799     31,268 (c)    66,963
  Prepaid expenses.........          932            --         --           932
                                --------     ---------   --------      --------
    Total current assets...      142,684        62,492    (26,562)      178,614
Investments in
 unconsolidated entities...        8,783         2,032         --        10,815
Property and equipment--at
 cost:
  Land and buildings.......        2,977        21,901         --        24,878
  Aircraft and equipment...      136,755       314,944    (40,152)(d)   411,547
                                --------     ---------   --------      --------
                                 139,732       336,845    (40,152)      436,425
  Less: Accumulated
   depreciation and
   amortization............      (66,334)     (246,052)   246,052 (d)   (66,334)
                                --------     ---------   --------      --------
                                  73,398        90,793    205,900       370,091
Other assets, primarily
 goodwill..................       24,089       144,141    (62,230)(e)   106,000
                                --------     ---------   --------      --------
                                $248,954     $ 299,458   $117,108      $665,520
                                ========     =========   ========      ========
LIABILITIES AND
 STOCKHOLDERS' EQUITY
Current Liabilities:
  Accounts payable.........     $  3,476     $  61,981   $     --      $ 65,457
  Accrued liabilities......       10,902            --         --        10,902
  Current maturities of
   long-term debt..........        4,850        14,071        767 (f)    19,688
                                --------     ---------   --------      --------
    Total current
     liabilities...........       19,228        76,052        767        96,047
                                --------     ---------   --------      --------
Long-term debt, less
 current maturities........          750       124,259     90,524 (f)   215,533
Deferred credits...........        1,865        22,378    (22,378)(g)     1,865
Deferred taxes.............       20,518         9,157     88,678 (h)   118,353
Minority interest..........        1,043            --      7,973 (i)     9,016
Stockholders' equity:
  Common stock.............          195        15,634    (15,620)          209
  Additional paid in
   capital.................       95,946           655     18,487       115,088
  Retained earnings........      109,409        51,323    (51,323)      109,409
                                --------     ---------   --------      --------
                                 205,550        67,612    (48,456)(j)   224,706
                                --------     ---------   --------      --------
    Total liabilities and
     stockholders' equity..     $248,954     $ 299,458   $117,108      $665,520
                                ========     =========   ========      ========

  See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements and the historical financial statements of Bristow, including the notes thereto.

                   OFFSHORE LOGISTICS, INC. AND SUBSIDIARIES

        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                 12 MONTHS ENDED
                                  JUNE 30, 1996
                               ---------------------
                                 OLOG      BRISTOW   ADJUSTMENTS   PRO FORMA
                               ---------   -------   -----------   ---------
Gross Revenue:
 Operating revenue...........   $156,766   $237,198    $    --     $393,964
 Gain (loss) on disposal of
  equipment..................       (537)       398         --         (139)
                                --------   --------    -------     --------
                                 156,229    237,596         --      393,825
                                --------   --------    -------     --------
Operating Expenses:
 Direct cost.................    120,594    149,109        511 (k)  270,214
 Depreciation and
  amortization...............      9,230     16,295      2,653 (l)   28,178
 General and administrative..     12,278     41,301         --       53,579
                                --------   --------    -------     --------
                                 142,102    206,705      3,164      351,971
                                --------   --------    -------     --------
Operating Income.............     14,127     30,891     (3,164)      41,854
Earnings from unconsolidated
 entities....................      4,056       (654)        --        3,402
Interest and other income
 (expense)...................      4,055        735     (3,412)(m)    1,378
Interest expense.............        779     20,102     (1,506)(n)   19,375
                                --------   --------    -------     --------
Income Before Provision for
 Income Taxes................     21,459     10,870     (5,070)      27,259
Provision for income taxes...      6,219      6,029     (3,221)(o)    9,027
(Income) Loss of minority
 interest....................         36         --       (947)(p)     (911)
                                --------   --------    -------     --------
Net Income...................   $ 15,276   $  4,841    $(2,796)    $ 17,321
                                ========   ========    =======     ========
Earnings per common share
 Primary.....................   $   0.77        .02                $   0.82
 Fully diluted...............   $   0.77        .02                $   0.82
Weighted average shares
 outstanding
 Primary.....................     19,767    200,000                  21,141 (q)
 Fully diluted...............     19,767    200,000                  21,141
                                  QUARTER ENDED
                               SEPTEMBER 30, 1996
                               ---------------------
                                 OLOG      BRISTOW   ADJUSTMENTS   PRO FORMA
                               ---------  ---------- -----------   ---------
Gross Revenue:
 Operating revenue...........   $ 41,986   $ 62,765    $    --     $104,751
 Gain (loss) on disposal of
  equipment..................        231      1,911         --        2,142
                                --------   --------    -------     --------
                                  42,217     64,676         --      106,893
                                --------   --------    -------     --------
Operating Expenses:
 Direct cost.................     30,217     40,237        247 (k)   70,701
 Depreciation and
  amortization...............      2,435      3,975        666 (l)    7,076
 General and administrative..      3,190     10,135         --       13,325
                                --------   --------    -------     --------
                                  35,842     54,347        913       91,102
                                --------   --------    -------     --------
Operating Income ............      6,375     10,329       (913)      15,791
Earnings (losses) from
 unconsolidated entities.....      1,255       (538)        --          717
Interest and other income
 (expense)...................      1,102        375       (913)(m)      564
Interest expense.............        139      4,830       (413)(n)    4,556
                                --------   --------    -------     --------
Income Before Provision for
 Income Taxes................      8,593      5,336     (1,413)      12,516
Provision for income taxes...      2,750      2,410       (814)(o)    4,346
(Income) Loss of minority
 interest....................         12         --       (238)(p)     (226)
                                --------   --------    -------     --------
Net Income...................   $  5,855   $  2,926    $  (837)    $  7,944
                                ========   ========    =======     ========
Earnings per common share
 Primary.....................   $   0.30   $   0.01                $   0.38
 Fully diluted...............   $   0.30   $   0.01                $   0.35
Weighted average shares
 outstanding
 Primary.....................     19,765    200,000                  21,139 (q)
 Fully diluted...............     19,765    200,000                  24,967

  See accompanying Notes to Unaudited Pro Forma Combined Consolidated Financial Statements and the historical financial statements of OLOG and Bristow, including the notes thereto.

                   OFFSHORE LOGISTICS, INC. AND SUBSIDIARIES

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                       CONSOLIDATED FINANCIAL STATEMENTS

  The following notes set forth the assumption used in preparing the Unaudited Pro Forma Condensed Consolidated Financial Statements. The pro forma adjustments are based on estimates made by the Company's management using information currently available.

  The adjustments to the accompanying Unaudited Pro Forma Condensed Consolidated Balance Sheet are described below.

  a. To record existing OLOG cash used to finance a portion of the Bristow Transaction.

  b.  To record the cash investment to secure the Caledonia put option.

  c.  To record a write-up of Bristow's inventory to fair value.

  d. To record the write-off of Bristow's existing accumulated depreciation and to record the write-up of Bristow's fixed assets to fair value.

  e. To record the write-off of Bristow's existing goodwill and to record the goodwill associated with the Bristow Transaction.

  f. To record the issuance of $87.5 million of the Notes, the write-up of assumed Bristow debt with higher than market interest rates to fair value ($6.7 million), the obligation for Newco management fees payable to Caledonia ($4.9 million) and the elimination of certain Bristow subordinated debt acquired by OLOG.

  g. To eliminate Bristow's accrued maintenance and repairs provision given the write-up of fixed assets to fair value and to eliminate Bristow's pension liability as the fair value of the plan assets approximates the actual liability of pension obligation.

  h. To record recognition of deferred taxes for the pro forma adjustments except for the goodwill recorded, and to adjust Bristow's existing deferred tax assets.

  i. To record the interest in Bristow held by Caledonia and the EU Investor as specified in the put/call options between OLOG, Caledonia and the EU Investor.

  j. To record the issuance of 1,374,000 OLOG shares and to adjust and eliminate Bristow's stockholders' equity.

  The adjustments to the accompanying Unaudited Pro Forma Condensed Consolidated Statements of Income are described below.

  k. To adjust the maintenance and repairs provision and pension expense of Bristow.

  l. To record the incremental depreciation and amortization related to the stepped up basis of fixed assets and goodwill. Fixed assets of Bristow will be depreciated over 10 to 15 years with residual values of 30% to 50%. Goodwill and transaction costs will be amortized over 30 years.

  m. To record reduced interest income as a result of the use of OLOG's existing cash equivalent balances to finance a portion of the Bristow Transaction.

  n. To record interest expense adjustments related to the Notes offering at an assumed annual interest rate of 6%, certain subordinated debt held by U.K. institutional investors to be acquired by OLOG in the Bristow Transaction, the restatement of certain assumed debt to reflect market interest rates and amortization of deferred debt issuance costs related to the Notes over the term of the Notes (ten years).

  o. To record the tax effect of the income statement adjustments (at 33% for applicable Bristow adjustments and 34% for applicable OLOG adjustments).


  p. To record the minority interest accruals at 12% as specified in the call arrangements between OLOG, Caledonia and the EU Investor.

  q. The pro forma weighted average shares outstanding includes the issuance of 1,374,000 of OLOG shares.

                                 EXHIBIT INDEX

 EXHIBIT
 NUMBER   DESCRIPTION
 -------  -----------
     2(1) Master Agreement dated December 12, 1996